Exhibit 99.1

Independent Auditor’s Report

Shareholders and Board of Directors

Broad Street Realty, Inc.

Bethesda, Maryland

Opinion

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of Midtown Row (the “Acquired Property”) for the year ended December 31, 2021 and the related notes to the financial statement.

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Acquired Property as described in Note 2 to the financial statement for the year ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Acquired Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter

As described in Note 2 to the financial statement, the accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Acquired Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Property’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Potomac, Maryland

February 9, 2023

Midtown Row

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2022 and the Year Ended December 31, 2021

(in thousands)

	Nine months ended	Year ended
	September 30, 2022	December 31, 2021
	(unaudited)
Revenues:
Rental income	$5,619	$3,358
Total revenues	5,619	3,358

Certain operating expenses:
Real estate taxes and insurance	571	196
Repairs and maintenance	702	316
Property management fees	196	164
Utilities	427	260
Other	713	588
Total certain operating expenses	2,609	1,524

Revenues in excess of certain operating expenses	$3,010	$1,834

See accompanying notes.

Midtown Row

Notes to Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2022 (unaudited) and Year Ended December 31, 2021

Note 1. Business

On November 23, 2022, Broad Street Realty, Inc. (the “Company”) completed the purchase and sale agreement where it acquired a mixed-use property ("Midtown Row”) located in Williamsburg, Virginia. As consideration for Midtown Row, the Company paid $118.7 million in cash and issued 448,180 Class A common units of limited partnership interest in Broad Street Operating Partnership, LP, the Company's operating partnership (the "Operating Partnership"), and 1,842,917 Series A preferred units of limited partnership interest in the Operating Partnership. The cash portion of the purchase price was funded with proceeds generated from a $76.0 million mortgage loan secured by the property, a $15.0 million mezzanine loan and $28.4 million from a preferred equity investment that was entered into by various subsidiaries of the Company. The Company incurred approximately $1.2 million of transaction costs.

The development of Midtown Row was completed in phases in May 2021, July 2021 and August 2021 with tenants taking occupancy beginning in May 2021. Since Midtown Row’s operations began in May 2021, the twelve months ended December 31, 2021 is not indicative of the property’s revenue and operating expenses for an entire year. Management is not aware of any other material factors relating to the property’s revenue and operating expenses that would cause the Statements of Revenues and Certain Operating Expenses not to be indicative of future operating results.

Note 2. Basis of Presentation

The accompanying Statements of Revenues and Certain Operating Expenses have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of real estate properties and are not intended to be a complete representation of Midtown Row’s revenues and expenses.

The financial statements are not representative of the actual operations for the periods presented as certain items, which may not be comparable to the future operations of Midtown Row, have been excluded. Such items include depreciation, asset management fees, certain general and administrative expenses, interest expense, interest income, income taxes and amortization of certain lease intangible assets and liabilities. Therefore, the Statements of Revenues and Certain Operating Expenses may not be comparable to a statement of operations for Midtown Row after its acquisition by the Company.

The financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States. In the opinion of management, the financial statement for the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of Midtown Row's results of operations for such period. Operating results for the nine months ended September 30, 2022 are not necessarily indicative of full year results of operations.

Note 3. Significant Accounting Policies

Revenue Recognition

Midtown Row has the following revenue sources and revenue recognition policies, which are included in rental income on the Statements of Revenues and Certain Operating Expenses:

•
Base Rent – Midtown Row also recognizes income arising from minimum lease payments from tenant leases. These rents are recognized over the non-cancelable lease term of the related leases on a straight-line basis which includes the effects of scheduled rent increases and abatements under the leases.
•
Other revenue – Midtown Row recognizes income relating to nonrefundable reservation fees upon the signing of the student housing leases.

•
Expense reimbursements – Midtown Row has tenant leases which provide for the recovery of all or a portion of the operating expenses, including, but not limited to, real estate taxes, property insurance, routine maintenance and repairs, utilities and property management expenses. Midtown Row collects these estimated expenses and is reimbursed by tenants for any actual expense in excess of estimates or reimburses tenants if collected estimates exceed actual operating results. The reimbursements are recorded in rental income, and the expenses are recorded in property operating expenses. These reimbursements are accrued in the same periods as the expenses are incurred.

Certain Operating Expenses

Operating expenses represent the direct expenses of operating the property and include repairs and maintenance, utilities, property taxes and insurance, management fees and other property expenses that are expected to continue in the ongoing operations of Midtown Row. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Statements of Revenues and Certain Operating Expenses in accordance with accounting principles generally accepted in the United States of America requires management of Midtown Row to make certain estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Note 4. Future Minimum Rentals

Future minimum lease payments due under the non-cancelable operating leases with tenants, excluding any reimbursable costs, as of December 31, 2021, are shown in the table below:

(in thousands)
2022	$3,961
2023	294
2024	300
2025	306
2026	313
Thereafter	1,098
Total	$6,272

Note 5. Related Party Transactions

Michael Z. Jacoby, the Company's chairman and Chief Executive Officer, Alexander Topchy, the Company's Chief Financial Officer, Thomas M. Yockey, Daniel J.W. Neal, and Jeffrey H. Foster, members of the Company's board of directors, and Aras Holden, the Company's Vice President of Asset Management and Acquisitions, have indirect ownership interests in BBL Current, which owned Midtown Row. Mr. Jacoby also serves as the chief executive officer and a director of BBL Current. The Company served as the development manager for Midtown Row and serves as the property manager and leasing broker for the retail portion of Midtown Row. No development fees were paid for the nine months ended September 30, 2022 and the year ended December 31, 2021. Midtown Row paid an affiliate of the Company property management fees and engineering service fees totaling approximately $0.2 million for the year ended December 31, 2021. No property management fees were paid for the nine months ended September 30, 2022.

Note 6. Commitments and Contingencies

Litigation

Midtown Row is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management is not aware of any legal proceedings in which the outcome is probable or reasonably possible to have a material adverse effect on Midtown Row’s results of operations.

Note 7. Subsequent Events

Midtown Row has been evaluated for subsequent events through February 9, 2023, the date the Statements of Revenues and Certain Operating Expenses were available to be issued and has determined that there are no subsequent events requiring disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.